SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2004

OCEAN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 000-49750

Delaware (State or other jurisdiction of incorporation or organization)	33-0857223 (IRS Employer Identification Number)

3001 Knox Street, Suite 403 Dallas, Texas (Address of principal executive offices)	75205 (Zip Code)

Registrant’s Telephone Number, Including Area Code:
(214) 389-9800

Item 5. Other Events and Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX

Item 5. Other Events and Regulation FD Disclosure

     On August 5, 2004, the Company entered into a Subscription Agreement with two accredited investors for the sale of (i) $500,000 in convertible notes, (ii) class A warrants to buy 2,222,200 shares of our common stock, (iii) class B warrants to buy 5,277,778 shares of common stock, and (iv) class C warrants to buy 2,111,111 shares of our common stock.

     The notes issued in connection with the financing bear interest at 6%, mature two years from the date of issuance, and are convertible into our common stock, at the holders’ option, at a conversion price of $0.09 per share. Based on this conversion price, the $500,000 convertible notes, excluding interest, are convertible into 5,555,555 shares of our common stock.

     The accredited investors have contractually agreed to restrict their ability to convert their notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

     Upon conclusion of the offering, the Company had 71,104,704 shares of its common stock outstanding.

Item 7. Financial Statements and Exhibits

     (a) Financial Statements of business acquired:

               Not applicable

     (b) Pro Forma Financial Information:

               Not applicable

     (c) Exhibits:

               Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 6, 2004

OCEAN RESOURCES, INC.

By:	/s/ Dennis McLaughlin

Dennis McLaughlin Chief Executive Officer

EXHIBIT INDEX

Exhibits.

     None